Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2010 in Amendment No. 3 to the Registration Statement on Form S-1 and related Prospectus of Everyday Health Inc. (formerly known as Waterfront Media) (the “Company”) for the registration of common stock.
/s/ Ernst & Young LLP
New York, NY
April 27, 2010